Exhibit 99.3 – Pro Forma Financial Information

Gold Bag, Inc.
Unaudited Pro Forma Balance Sheet
As at November 30, 2010 (Gold Bag, Inc.) and September 30, 2010 (Fairfields)

	Gold Bag	Fairfields	Adjustments		Pro-Forma
ASSETS
Current assets
Cash	$769,374	$5,973	$		$775,347
Note and accounts receivable	60,000	17,074			77,074
Accrued interest receivable	197				197
Prepaid legal fees	3,000				3,000

Total current assets	832,571	23,047			855,618

Mineral property		1,373,094			1,373,094

TOTAL ASSETS	$832,571	$1,396,141	$		$2,228,712

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$72,000	$3,542	$		$75,542
Advances from officer	18,044	200,720			218,764
Due to related party		1,200,000			1,200,000

Total current liabilities	90,044	1,404,262			1,494,306

Total liabilities	90,044	1,404,262			1,494,306

Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value, 100,000,000 shares authorized and none issued and outstanding pre- and post acquisition				-	-
Common stock, $0.00001 par value, authorized 250,000,000 shares, 40,390,010 and 53,890,010 shares issued and outstanding pre-and post acquisition	404	46,931		(46,796)	539
Additional paid-in capital	1,273,997			(8,256)	1,265,741
Donated capital	17,559				17,559
Deficit accumulated during the development Stage	(549,433)	(55,052)		55,052	(549,433)

Total stockholders' equity (deficit)	742,527	(8,121)			734,406

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$832,571	$1,396,141	$		$2,228,712

PRO FORMA ADJUSTMENT
(a)           Adjustment to exchange all Fairfields shares for 13,500,000 Gold Bag common shares, at a consideration price of $5,000,000 U.S.

Gold Bag, Inc.
Unaudited Pro Forma Statement of Operations
For the nine month period ended November 30, 2010 (Gold Bag, Inc.) and September 30, 2010 (Fairfields)
	Gold Bag	Fairfields	Adjustments	Pro Forma
Revenue	$0	$0	$0	$0

Expenses
Prospecting expenses	50,000	-	-	50,000
General and administrative	30,115	50,988	-	81,103
Management fees	58,500	-	-	58,500
Professional fees	139,079	-	-	139,079
Interest income	(203)	-	-	(203)

Total expenses	277,491	50,988	-	328,479

Net loss for period	$(277,491)	$(50,988)	$-	$(328,479)

Gold Bag, Inc.
Unaudited Pro Forma Statement of Operations
For the year ended February 28, 2010 (Gold Bag, Inc.) and for the period July 9th, 2010 to December 31, 2009 (Fairfields)
	Gold Bag	Fairfields	Adjustments	Pro Forma
Revenue	$0	$0	$0	$0

Expenses
Prospecting expenses		-	-
General and administrative	20,317	4,064	-	24,381
Management fees	59,881	-	-	59,881
Professional fees	49,109	-	-	49,109
Interest income	(6)	-	-	(6)

Total expenses	127,301	4,064	-	133,365

Net loss for period	$(127,301)	$(4,064)	$-	$(133,365)

Gold Bag, Fairfields Adjustments Pro Forma
Gold Bag, Inc.
Notes to Unaudited Pro Forma Balance Sheet

NOTE 1 – BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of November 30, 2010 (Gold Bag) and September 30, 2010 (Fairfields) was based on the unaudited balance sheet of Gold Bag Inc. as of November 30, 2010 and the unaudited balance sheet of Fairfields Gold S.A. de CV as of September 30, 2010 combined with pro forma adjustments to give effect to the Fairfields acquisition as if it occurred on the respective dates. These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transaction had occurred on the above mentioned date. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 – ACQUISITION OF FAIRFIELDS GOLD S.A. de CV

On November 10, 2010, Gold Bag, Inc. (the “Company” or “GBGI”) signed a definitive agreement to acquire Fairfields Gold S.A. de CV (“Fairfields”).  Fairfields owns an option to acquire 100% of the Huicicila gold project (the “Project”) in Nayarit Mexico.  The Huicicila project is a high grade gold-silver mesothermal vein system with strong possibilities to become a large high grade ore deposit.  The Project was historically mined by Asarco back in the 1930’s.  The Project is located 25 kilometers southeast of Tepic and 10 kilometers northwest of Compostela in the State of Nayarit.  The Project is covered by five mining claims with a surface of 1012 hectares.

On December 31, 2010, under the terms the Definitive Agreement dated November 10, 2010 and an Amending Agreement dated December 13, 2010 between Gold Bag, Inc. (the “Company” or “GBGI”), Fairfields Gold S.A. de CV (“Fairfields”) and the Company’s wholly-owned subsidiary, Focus Gold Mexico Corporation, a Delaware corporation (“Focus Gold”), the Company completed its purchase of Fairfields.  The Company issued 13,500,000 shares of common stock to the three owners of Fairfields for a consideration price of $5,000,000 US and granted the three owners an option to acquire a 25% interest in Focus Gold for a period of two years from the acquisition date for consideration equal to 25% of the investment by the Company in Fairfields.  Fairfields’ shareholders will also participate in up to $5,000,000 of additional share consideration at the 20 day moving average for Gold Bag’s common shares based on performance over the 48 months after the closing of this acquisition.